ALLEGIANT TECHNOLOGIES INC.
LOSS PER SHARE
DECEMBER 31, 1996

                                                                                  Shares            Days     Shares for
                                                                                  Issued     Outstanding    Calculation
Issued

        December 31, 1993                                                              1            -                 1
        February 4, 1994                                                       1,999,999             330      1,808,218
        March 31, 1994                                                           644,000             275        485,205
        May 31, 1994                                                             410,000             214        240,384
        December 31, 1994                                                        580,000               1          1,589
                                                                            ------------                   ------------

December 31, 1994                                                              3,634,000                      2,535,397
=======================================================================================================================



Issued

        December 31, 1994                                                      3,634,000             365      3,634,000
        May 19, 1995                                                             875,000             226        541,781
        May 19, 1995                                                              64,545             226         39,965
        July 11, 1995                                                            186,250             173         88,277
        September 29, 1995                                                       250,000              94         64,384
        November 11, 1995                                                         32,500              47          4,185
                                                                            ------------                   ------------

December 31, 1995                                                              5,042,295                      4,372,592
=======================================================================================================================


Issued

        December 31, 1995                                                      5,042,295                      5,042,295
        March 7, 1996                                                            250,000             299        204,794
        April 26, 1996                                                           815,000             249        555,986
                                                                            ------------                   ------------

December 31, 1996                                                              6,107,295*                     5,803,075*
========================================================================================================================
*Excludes 2 million escrow shares.

1996 EPS                                                                    ($2,754,589)/5,803,075                  ($0.47)

1995 EPS                                                                    ($1,057,366)/4,372,592                  ($0.24)

1994 EPS                                                                    ($626,698)/2,535,397                    ($0.25)
